Exhibit 99.1

Madison Dearborn Partners Completes NFP Acquisition

NEW YORK, NY – July 1, 2013 – National Financial Partners Corp. (“NFP”), a leading provider of benefits, insurance and wealth management services, today announced the successful completion of its acquisition by a controlled affiliate of Madison Dearborn Partners, LLC, a private equity investment firm.

Pursuant to the terms of the previously announced merger agreement, NFP stockholders will receive $25.35 in cash (without interest and less any applicable withholding taxes) for each share of NFP common stock they own, in a transaction with an equity value of approximately $1.3 billion, which includes the full value of NFP’s convertible debt.

NFP stockholders voted to approve the transaction at a special meeting of stockholders held on June 19, 2013. Under private ownership, NFP’s common stock will no longer be listed or traded on the New York Stock Exchange.

About NFP

National Financial Partners Corp., and its benefits, insurance and wealth management businesses provide diversified advisory and brokerage services to companies and high net worth individuals, partnering with them to preserve their assets and prosper over the long term. NFP advisors provide innovative and comprehensive solutions, backed by NFP’s national scale and resources. NFP operates in three business segments. The Corporate Client Group provides corporate and executive benefits, retirement plans and property and casualty insurance. The Individual Client Group includes retail and wholesale life insurance brokerage and wealth management advisory services. The Advisor Services Group serves independent financial advisors by offering broker/dealer and asset management products and services. Most recently NFP was ranked eighth on Business Insurance’s 100 Largest Brokers of U.S. Business; second on Business Insurance’s Largest Agents and Brokers Headquartered in the U.S. Northeast; and as the ninth Top Global Insurance Broker by Best’s Review; it operates the third largest executive benefits provider of nonqualified deferred compensation plans by total clients as ranked by PlanSponsor; operates a top 10 independent broker/dealer as ranked by Investment Advisor; and has three advisors ranked in Barron’s Top 100 Independent Financial Advisors. NFP is also a leading independent life insurance distributor according to many top-tier carriers. For more information, visit www.nfp.com.

About Madison Dearborn Partners

Madison Dearborn Partners, based in Chicago, is a leading private equity investment firm in the United States. Since Madison Dearborn’s formation in 1992, the firm has raised six funds with aggregate capital of over $18 billion and has completed approximately 125 investments. Madison Dearborn invests in businesses across a broad spectrum of industries, including financial and transaction services; basic industries; business and government services; consumer; health care; and telecom, media and technology services. Its noteworthy investments include CapitalSource, Nuveen Investments, PayPal, TransUnion, and EVO Payments. For more information, please visit www.mdcp.com.

Forward-looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “project,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and the Company’s operations or strategy. These forward-looking statements are based on management’s current views with respect to future results. Forward-looking statements are based on beliefs and assumptions made by management using currently available information, such as market and industry materials, experts’ reports and opinions, and current financial trends. These statements are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. Additional factors are set forth in NFP’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013 and its Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 3, 2013. Forward-looking statements speak only as of the date on which they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

NFP Contacts:

Abbe F. Goldstein, CFA

SVP, Investor Relations & Corporate Communications

NFP

Investor Relations	Media Relations
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

Denise DesChenes/Lesley Bogdanow/Emily Deissler

Sard Verbinnen & Co

212-687-8080

Madison Dearborn Contacts:

Chuck Dohrenwend

The Abernathy MacGregor Group

212-371-5999